SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

This Second Amendment to Note Purchase Agreement (this "**Second Amendment**"), dated as of May 25, 2012, is between Lily Group Inc., an Indiana corporation (the "**Borrower**"), and Platinum Partners Credit Opportunities Master Fund LP, a Delaware limited partnership (the "**Purchaser**").

Recitals

A. The Borrower and the Purchaser have entered into a Note Purchase Agreement, dated as of February 16, 2012, as amended by Amendment to Note Purchase Agreement, dated May 15, 2012 (as amended, modified, replaced or substituted, the "**Note Purchase Agreement**"), providing for the Purchaser's purchase of a $13,000,000 promissory note from the Borrower. Defined terms used herein and not defined herein shall have the meanings set forth in the Note Purchase Agreement.

B. The Borrower has asked the Purchaser, and the Purchaser has agreed to amend the terms and conditions of the Note Purchase Agreement to extend the Termination Date to June 15, 2012, subject to and as more fully set forth in this Second Amendment.

Agreement

In consideration of the foregoing, the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Purchaser agree as follows:

1. **Amendment to Note Purchase Agreement**. Effective as of the Effective Date (as defined below) and upon the terms and subject to the conditions set forth in this Second Amendment:

(a) The definition of "Termination Date" contained in Section 1.1 of the Note Purchase Agreement is hereby amended by deleting "May 25, 2012" and replacing it with "June 15, 2012".

(b) Section 4.1 of the Note Purchase Agreement is hereby amended by deleting "May 25, 2012" and replacing it with "June 15, 2012".

2. **Other Agreements**.

(a) As additional consideration for the extension of the Termination Date granted herein, Borrower agrees to pay to Purchaser (in addition to all other payments under the Note, the Note Purchase Agreement and the other Note Documents), $550,000. Such amount shall be due upon the Termination Date or upon the acceleration of the Obligations as provided in the Note Purchase Agreement, shall be indebtedness of Borrower due and owing to Purchaser, and shall be evidenced by the Note, the Note Purchase Agreement and the other Note Documents. No interest shall be payable on such amount until an Event of Default shall have occured, at which time interest on such amount shall bear interest at the Default Rate.

(b) Borrower shall have until June 15, 2012 to satisfy the obligations of Borrower under Subsections 8.13(c), 8.13(d), 8.13(e) and 8.13(f), but the failure to satisfy such obligations by such date shall constitute and Event of Default under the Note Purchase Agreement and the other Note Documents.

(c) The Borrower and the Purchaser agree that all of the Note Documents (including the Note) are hereby amended to reflect the amendments and other agreements set forth herein and that no further amendments to any Note Documents are required to reflect the foregoing.

(d) All references in any document to "Note Purchase Agreement" or any "Note Document" shall refer to the Note Purchase Agreement or any such Note Document, as amended pursuant to this Second Amendment.

3. **Conditions Precedent**. The effectiveness of this Second Amendment (including without limitation the amendment provided for in Section 1 hereof) is subject to the satisfaction of the following conditions (the date that all such conditions are satisfied, the "**Effective Date**"):

(a) The Purchaser shall have received:

(i) from the Borrower, an amendment fee of $50,000;

(ii) from the Borrower either (A) a counterpart of this Second Amendment signed on behalf of the Borrower or (B) written evidence satisfactory to the Purchaser (which may include telecopy transmission of a signed signature page of this Second Amendment) that such party has signed a counterpart of this Second Amendment; and

(iii) such other documents, certificates and instruments as the Purchaser or its counsel may have reasonably requested, such documents, certificates and instruments to be satisfactory to the Purchaser and its counsel in all respects in their sole discretion.

(b) The Purchaser shall have received all fees and other amounts due and payable on or prior to the Effective Date, including to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel) required to be reimbursed or paid by the Borrower hereunder or under any separate agreement.

4. **Representations and Warranties**. The Borrower hereby certifies to the Purchaser that as of the date of this Second Amendment and as of the Effective Date (taking into consideration the transactions contemplated by this Second Amendment) all of the Borrower's representations and warranties contained in the Note Purchase Agreement and each of the Note Documents are true, accurate and complete, and no Default or Event of Default has occurred under the Note Purchase Agreement or any of the Note Documents. Without limiting the

generality of the foregoing, the Borrower represents and warrants that (i) the execution and delivery of this Second Amendment has been authorized by all necessary action on the part of the Borrower, (ii) the person executing this Second Amendment on behalf of the Borrower is duly authorized to do so, and (iii) this Second Amendment constitutes the legal, valid, binding and enforceable obligation of the Borrower.

5. **Additional Documents**. The Borrower shall execute and deliver, and shall cause to be executed and delivered, to the Purchaser at any time and from time to time such documents and instruments, including without limitation additional amendments to the Note Purchase Agreement and the Note Documents, as the Purchaser may reasonably request to confirm and carry out the transactions contemplated hereby or by any other Note Documents executed in connection herewith.

6. **Continuation of the Note Purchase Agreement and Note Documents**. Except as specified in this Second Amendment, the provisions of the Note Purchase Agreement and the Note Documents shall remain in full force and effect, and if there is a conflict between the terms of this Second Amendment and those of the Note Purchase Agreement or the Note Documents, the terms of this Second Amendment shall control. This Second Amendment is a Note Document.

7. **Ratification and Reaffirmation of Obligations by Borrower**. Borrower hereby (a) ratifies and confirms all of its Obligations under the Note Purchase Agreement and each of the other Note Documents, and acknowledges and agrees that such Obligations remain in full force and effect, and (b) ratifies, reaffirms and reapproves in favor of the Purchaser the terms and provisions of the Note Purchase Agreement and each of the other Note Documents, including its pledges and other grants of Liens and security interests pursuant to the Note Documents.

8. **Release and Indemnification**.

(a) Borrower hereby fully, finally, and forever releases and discharges the Purchaser, and its successors, assigns, directors, officers, employees, agents and representatives, from any and all causes of action, claims, debts, demands and liabilities, of whatever kind or nature, in law or equity, of the Borrower, whether now known or unknown to Borrower in respect of (i) the Obligations under the Note Purchase Agreement and each of the other Note Documents or (ii) the actions or omissions of the Purchaser in any manner related to the Obligations under the Note Purchase Agreement and each of the other Note Documents; *provided* that this Section shall only apply to and be effective with respect to events or circumstances existing or occurring prior to and including the date of this Second Amendment.

(b) Without limiting Section 11.3 of the Note Purchase Agreement, the Borrower hereby agrees to indemnify, defend, and hold harmless the Purchaser and its successors, assigns, directors, officers, employees, agents and representatives (each an **"Indemnified Party"** and collectively the **"Indemnified Parties"**) from and against any and all accounts, covenants, agreements, obligations, claims, debts, liabilities, offsets, demands, costs, expenses, actions or causes of action of every nature, character and

description, whether arising at law or equity or under statute, regulation or otherwise, and whether liquidated or unliquidated, contingent or noncontingent, known or unknown, suspected or unsuspected (**"Claims"**), arising from or made under any legal theory, which any of Indemnified Parties may incur as a direct or indirect consequence of or in relation to any acts or omissions of the Borrower arising from or relating to any of: (i) the Note Purchase Agreement; (ii) the Note Documents; (iii) this Second Amendment; or (iv) any documents executed by the Borrower in connection with this Second Amendment. Should any Indemnified Party incur any such Claims, or defense of or response to any Claims or demand related thereto, the amount thereof, including costs, expenses and attorneys' fees, shall be added to the amounts due under the Note Documents, and shall be secured by any and all liens created under and pursuant to the Note Documents. This indemnity shall survive until the Obligations have been indefeasibly paid in full and the termination, release or discharge of the Borrower. To the extent permissible under applicable law, this indemnity shall not limit any other rights of indemnification, subrogation or assignment, whether explicit, implied, legal or equitable, that any Indemnified Party may have; *provided that* no Indemnified Party shall have the right to indemnification to the extent that a Claim arises out of the Indemnified Party's gross negligence or willful misconduct.

9. **Miscellaneous**.

(a) THIS SECOND AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING SECTIONS 5.1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(B) OF THE NEW YORK CIVIL PRACTICE LAW AND RULES, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

(b) This Second Amendment shall be subject to the rules of construction contained in the Note Purchase Agreement, including Sections 1.4 and 1.5 of the Note Purchase Agreement.

(c) This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and permissible assigns.

(d) All representations and warranties made in this Second Amendment, the Note Purchase Agreement or any Note Document including any Note Document furnished in connection with this Second Amendment shall survive the execution and delivery of this Second Amendment and the other related Note Documents, and no investigation by the Purchaser or any closing shall affect the representations and warranties or the right of the Purchaser to rely upon them.

(e) This Second Amendment and all documents to be executed and delivered hereunder may be delivered in the form of a facsimile copy or other electronic means, subsequently confirmed by delivery of the originally executed document. This Second Amendment may be executed in two or more counterparts, each of which shall be

deemed an original and all of which together shall constitute one instrument.

(f) This Second Amendment, the Note Purchase Agreement, the other Note Documents, and all other instruments, documents and agreements executed and delivered in connection with this Second Amendment, the Note Purchase Agreement and the other Note Documents, embody the final, entire agreement among the parties hereto with respect to the subject matter hereof. There are no oral agreements among the parties hereto. This Second Amendment may not be amended or modified orally, but only by a written agreement meeting the requirements of Section 11.5 of the Note Purchase Agreement.

(g) The section headings herein are for convenience only and shall not affect the construction hereof.

(h) Other than as expressly stated herein, this Second Amendment and the amendments set forth herein do not constitute a waiver by the Purchaser of Borrower's compliance with any covenants, or a waiver of any Defaults or Events of Default, under the Note Purchase Agreement or any of the Note Documents, and shall not entitle the Borrower to any similar or other amendments in the future. Without limiting the foregoing, except as specifically set forth herein, the Purchaser continues to reserve all rights and remedies available to the Purchaser under the Note Purchase Agreement and the Note Documents, under law (including Article 9 of the Uniform Commercial Code) and at equity.

(i) In case any provision of or obligation under this Second Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[Signature Page Follows]

The parties hereto have caused this Second Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

BORROWER:

LILY GROUP INC.,
an Indiana corporation

By: ______________________
Name: Douglas P. Martin
Title: Chief Executive Officer

PURCHASER:

PLATINUM PARTNERS CREDIT OPPORTUNITIES MASTER FUND LP,
a Delaware limited partnership

By: ______________________
Name: David Levy
Title: Portfolio Manager

[SIGNATURE PAGE TO SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT]